Exhibit 10.6

SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.

2018 OMNIBUS INCENTIVE PLAN

I.  INTRODUCTION

1.1                               Purposes. The purposes of the Sirius International Insurance Group, Ltd. 2018 Omnibus Incentive Plan (this “Plan”) are to (i) align the interests of shareholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) advance the interests of the Company by attracting and retaining officers, other employees, Non-Employee Directors, consultants and independent contractors, and (iii) motivate such persons to act in the long-term best interests of the Company and its shareholders.

1.2                               Certain Definitions. For purposes of this Plan, the following terms shall be defined as set forth below:

“Accountant” has the meaning set forth in Section 5.9(b).

“Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization that directly or indirectly controls, is controlled by or is under common control with the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means the written or electronic agreement evidencing an award under this Plan between the Company and the recipient of such award.

“Board” means the Board of Directors of the Company.

“Business Combination” has the meaning set forth in Section 5.8(b)(3).

“Change in Control” has the meaning set forth in Section 5.8(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board to administer this Plan, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the Nasdaq Stock Market or, if the Common Shares are not listed on the Nasdaq Stock Market, within the meaning of the rules of the principal stock exchange on which the Common Shares are then traded.

“Common Shares” means the Company’s common shares, par value $0.01 per share, and all rights appurtenant thereto.

“Company” means Sirius International Insurance Group, Ltd., an exempted company organized and existing under the laws of Bermuda, or any successor thereto.

“Company Voting Securities” has the meaning set forth in Section 5.8(b)(2).

“Dividend Equivalent” means a right to receive cash, Common Shares, other awards or other property equal in value to dividends paid with respect to a specified number of Common Shares, or other periodic payments.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excise Tax” has the meaning set forth in Section 5.9(a).

“Fair Market Value” means (i) the closing transaction price of a Common Share as reported on the Nasdaq Stock Market on the date as of which such value is being determined, or if the Common Shares are not listed on the Nasdaq Stock Market, the closing transaction price of a Common Share on the principal national stock exchange on which the Common Shares are traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported, (ii) if the Common Shares are not traded on a national stock exchange but are traded over the counter at the time a determination of Fair Market Value is required to be made under this Plan, the average between the reported high and low bid and asked prices of the Common Shares on the most recent date on which the Common Shares were publicly traded, or (iii) if the Common Shares are not traded over the counter at the time of determination or if Fair Market Value for any date cannot be determined under clause (i) or (ii), Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

“Free-Standing SAR” means an SAR that is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, Common Shares (which may be Restricted Shares) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one Common Share on the date of exercise over the base price of such SAR, multiplied by the number of such SARs that are exercised.

“Incentive Share Option” means an option to purchase Common Shares that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Share Option.

“Incumbent Directors” has the meaning set forth in Section 5.8(b)(1).

“Majority Shareholder” has the meaning set forth in Section 5.8(b).

“Non-Employee Director” means any director of the Company who is not an officer or employee of the Company or any Affiliate.

“Non-Qualifying Transaction” has the meaning set forth in Section 5.8(b)(3).

“Nonqualified Share Option” means an option to purchase Common Shares that is not an Incentive Share Option.

“Other Share Award” means an award granted pursuant to Section 3.4 of this Plan.

“Parent Corporation” has the meaning set forth in Section 5.8(b)(3).

“Payments” has the meaning set forth in Section 5.9(a).

“Performance Award” means a right to receive an amount of cash, Common Shares, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” means the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Share Award, of the Common Shares subject to such award, or, in the case of a Restricted Share Unit Award, Other Share Award or Performance Award, to the holder’s receipt of the Common Shares subject to such award or of payment with respect to such award. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company or individual basis, may be used by the Committee in establishing Performance Measures under this Plan:  the attainment by a Common Share of a specified Fair Market Value for a specified period of time; increase in shareholder value; book value per share;  earnings per share; return on or net assets; return on equity, including underwriting return on equity; return on investments; return on capital or invested capital (including underwriting return on capital); total shareholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; growth in premiums; strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, and acquisitions or divestitures; other financial, operational, strategic or personal objectives established by the Committee; or any combination of the foregoing.  In establishing a Performance Measure or determining the achievement of a Performance Measure, the Committee may provide that achievement of the applicable Performance Measures may be amended or adjusted to include or exclude one or more components of any Performance

Measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, noncash items, unusual and/or infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.

“Performance Period” means any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Prior Plan” means the Sirius Group Long Term Incentive Plan and each other equity plan maintained by the Company under which awards are outstanding as of the effective date of this Plan.

“Restricted Shares” means Common Shares that are subject to a Restriction Period and that may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Share Award” means an award of Restricted Shares under this Plan.

“Restricted Share Unit” means a right to receive one Common Share or, in lieu thereof and to the extent set forth in the applicable Agreement, the Fair Market Value of such Common Share in cash, which shall be contingent upon the expiration of a specified Restriction Period and that may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Share Unit Award” means an award of Restricted Share Units under this Plan.

“Restriction Period” means any period designated by the Committee during which (i) the Common Shares subject to a Restricted Share Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Share Unit Award or Other Share Award shall remain in effect.

“SAR” means a share appreciation right, which may be a Free-Standing SAR or a Tandem SAR.

“Share Award” means a Restricted Share Award, Restricted Share Unit Award or Other Share Award.

“Substitute Award” means an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Surviving Corporation” has the meaning set forth in Section 5.8(b)(3).

“Tandem SAR” means an SAR that is granted in tandem with, or by reference to, an option (including a Nonqualified Share Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, Common Shares (which may be Restricted Shares) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one Common Share on the date of exercise over the base price of such SAR, multiplied by the number of Common Shares subject to such option, or portion thereof, which is surrendered.

“Tax Date” has the meaning set forth in Section 5.5.

“Ten Percent Holder” has the meaning set forth in Section 2.1(a).

1.3                               Administration. This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase Common Shares in the form of Incentive Share Options or Nonqualified Share Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Share Awards in the form of Restricted Shares, Restricted Share Units or Other Share Awards; or (iv) Performance Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of Common Shares subject to an award, the number of SARs, the number of Restricted Share Units, the dollar value subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award.  The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding awards shall be deemed to be satisfied at the target, maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company with respect to any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4                               Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants, independent contractors, and persons expected to become officers, other employees, Non-Employee Directors, consultants and independent contractors of the Company and its Affiliates, as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as provided for in the following sentence or as otherwise provided for in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by an Affiliate, and references to employment shall include service as a Non-Employee Director, consultant or independent contractor. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during an approved leave of absence.

1.5                               Shares Available.

Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, 8,500,000 Common Shares shall initially be available for all awards under this Plan, other than Substitute Awards, all of which may be issued under the Plan in connection with Incentive Share Options.   The number of Common Shares that remain available for future grant or issuance under this Plan shall be reduced by the sum of the aggregate number of Common Shares that become subject to outstanding options, outstanding Free-Standing SARs, outstanding Share Awards and outstanding Performance Awards denominated in Common Shares.

To the extent that Common Shares are subject to an outstanding option, SAR, Share Award or Performance Award granted under this Plan or a Prior Pan, other than Substitute Awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such Common Shares shall again be available under this Plan.  In addition, Common Shares subject to an award under this Plan or a Prior Plan shall again be available for issuance under this Plan if such Common Shares were delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award other than an option or SAR.  Notwithstanding anything herein to the contrary, the following shares shall not again be available for issuance under this Plan:  (x)

shares that were subject to an option or SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR (including, without limitation, any shares withheld to pay the purchase price or withholding taxes of an option or SAR), (y) shares delivered to the Company to pay the purchase price or the withholding taxes related to an option or SAR, or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise.

The number of Common Shares available for awards under this Plan shall not be reduced by (i) the number of Common Shares subject to Substitute Awards or (ii) available shares under a shareholder approved plan of a company or other entity that was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) that become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Common Shares to be delivered under this Plan shall be made available from authorized and unissued Common Shares, or authorized and issued Common Shares reacquired and held as treasury shares or otherwise or a combination thereof.

II.  SHARE OPTIONS AND SHARE APPRECIATION RIGHTS

2.1                               Share Options. The Committee may, in its discretion, grant options to purchase Common Shares to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Share Option, shall be a Nonqualified Share Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Common Shares with respect to which options designated as Incentive Share Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company or any parent or subsidiary, as determined under the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Share Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)                                 Number of Shares and Purchase Price. The number of Common Shares subject to an option and the purchase price per Common Share purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per Common Share purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant of such option; provided further, that if an Incentive Share Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company or of any parent or subsidiary, as determined under the Code (a “Ten Percent Holder”), the purchase price per Common Share shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Share Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not  exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b)                           Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; provided further, that (i) if an Incentive Share Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant and (ii) such ten-year expiration date may be extended if the exercise of the option is prohibited by applicable law, but only to the extent such extension complies with Section 409A of the Code.  The Committee may, in its discretion, establish Performance Measures that shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole Common Shares.

(c)                                  Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole Common Shares to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Common Shares having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole Common Shares that would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs that are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a Common Share that would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the participant. No Common Shares shall be issued and no certificate representing Common Shares shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2                               Share Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee deems advisable:

(a)                                 Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Share Option shall be granted at the same time that such Incentive Share Option is granted. The base price of a Tandem SAR shall be the purchase price per Common Share of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b)                                 Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that (i) no Tandem SAR may be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and (ii) no Free-Standing SAR may be exercised later than ten years after its date of grant; provided, however, such ten-year expiration date may be extended if the exercise of the SAR is prohibited by applicable law, but only to the extent such extension complies with Section 409A of the Code. The Committee may, in its discretion, establish Performance Measures that must be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole Common Shares and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for Restricted Shares, a certificate or certificates representing such Restricted Shares shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Shares shall have such rights of a shareholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of a share-settled SAR, the holder of such SAR shall have no rights as a shareholder of the Company with respect to the Common Shares subject to such SAR.

(c)                                  Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs that are being exercised, (ii) by surrendering to the Company any options that are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs that are being exercised and (B) by executing such documents as the Company may reasonably request. No Common Shares shall be issued and no certificate representing Common Shares shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3                               Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.

2.4                               No Repricing. The Committee shall not, without the approval of the shareholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a Common Share on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5.7.

2.5                               No Dividend Equivalents. Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive Dividend Equivalents with respect to the number of Common Shares subject to such option or SAR.

2.6                               Automatic Exercise.    The Company may, in its discretion, provide in an  Agreement or adopt procedures that an option or SAR outstanding on the last business day of the term of such option or SAR (the “Automatic Exercise Date”) that has a “Specified Minimum Value” shall be automatically and without further action by the participant (or in the event of the participant’s death, the participant’s personal representative or estate), be exercised on the Automatic Exercise Date. Payment of the purchase price may be made pursuant to such procedures as may be approved by the Company from time to time and the Company shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 5.5. For purposes of this Section 2.6, the term “Specified Minimum Value” means that the Fair Market Value per Common Share exceeds the purchase price or base price, as applicable, of a Common Share subject to an expiring option or SAR by at least $0.50 cents per Common Share or such other amount as the Company shall determine from time to time. The Company may elect to discontinue the automatic exercise of options or SARs pursuant to this Section 2.6 at any time upon notice to a participant or to apply the automatic exercise feature only to certain groups of participants. The automatic exercise of an option or SAR pursuant to this Section 2.6 shall apply only to an option or SAR that has been timely accepted by a participant under procedures specified by the Company from time to time.

III.  SHARE AWARDS

3.1                               Share Awards. The Committee may, in its discretion, grant Share Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Share Award shall specify whether the Share Award is a Restricted Share Award, a Restricted Share Unit Award or, in the case of an Other Share Award, the type of award being granted.

3.2                               Terms of Restricted Share Awards. Restricted Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee deems advisable.

(a)                                 Number of Shares and Other Terms. The number of Common Shares subject to a Restricted Share Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Share Award shall be determined by the Committee.

(b)                                 Vesting and Forfeiture. Subject to Section 3.5, the Agreement relating to a Restricted Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of Common Shares subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the Common Shares subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)                                  Share Issuance. During the Restriction Period, the Restricted Shares shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Share Award shall be registered in the holder’s name and may bear a legend, in addition to any legend that may be required pursuant to Section 5.6, indicating that the ownership of the Common Shares represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Share Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the Common Shares subject to the Restricted Share Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any Common Shares that are held in book entry form, and all certificates evidencing ownership of the requisite number of Common Shares shall be delivered to the holder of such award.

(d)                                 Rights with Respect to Restricted Share Awards. Unless otherwise set forth in the Agreement relating to a Restricted Share Award, and subject to the terms and conditions of a Restricted Share Award, the holder of such award shall have all rights as a shareholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Shares; provided, however, that a distribution or dividend with respect to Common Shares, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the Common Shares with respect to which such distribution or dividend was made.

3.3                               Terms of Restricted Share Unit Awards. Restricted Share Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee deems advisable.

(a)                                 Number of Shares and Other Terms. The number of Common Shares subject to a Restricted Share Unit Award, including the number of shares that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Share Unit Award shall be determined by the Committee.

(b)                                 Vesting and Forfeiture. Subject to Section 3.5, the Agreement relating to a Restricted Share Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Share Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the Common Shares subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)                                  Settlement of Vested Restricted Share Unit Awards. The Agreement relating to a Restricted Share Unit Award shall specify (i) whether such award may be settled in Common Shares or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of Common Shares subject to such award. Any Dividend Equivalents with respect to Restricted Share Units that are subject to vesting conditions shall be subject to the same restrictions as such Restricted Share Units. Prior to the settlement of a Restricted Share Unit Award, the holder of such award shall have no rights as a shareholder of the Company with respect to the Common Shares subject to such award.

3.4                               Other Share Awards. Subject to the limitations set forth in this Plan and under applicable law, the Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares, including without limitation Common Shares granted as a bonus and not subject to any vesting conditions, Dividend Equivalents, deferred share units, share purchase rights and Common Shares issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Committee. The Committee shall determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion. Any dividends or Dividend Equivalents with respect to

Other Share Awards that are subject to vesting conditions shall be subject to the same restrictions as such Other Share Awards. Prior to the settlement of an Other Share Award, the holder of such award shall have no rights as a shareholder of the Company with respect to the Common Shares subject to such award.

3.5                               Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Share Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.

IV.  PERFORMANCE AWARDS

4.1                               Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2                               Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee deems advisable.

(a)                                 Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

(b)                                 Vesting and Forfeiture. Subject to Section 4.3, the Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c)                                  Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in Common Shares (including Restricted Shares), cash or a combination thereof. If a Performance Award is settled in Restricted Shares, such Restricted Shares shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Shares shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Shares shall have such rights as a shareholder of the Company as determined pursuant to Section 3.2(d). Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in Common Shares, including Restricted Shares, the holder of such award shall have no rights as a shareholder of the Company.

4.3                               Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.

V.  GENERAL

5.1                               Effective Date and Term of Plan. This Plan shall be submitted to the shareholders of the Company for approval and, if approved by the affirmative vote of a majority of the Common Shares, shall become effective upon the date of such shareholder approval.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Share Option may be granted later than ten years after the date on which this Plan was approved by the Board. In the event that this Plan is not approved by the shareholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

5.2                               Amendments. The Committee may amend this Plan as it deems advisable; provided, however, that no amendment to this Plan shall be effective without the approval of the Company’s shareholders if (i) shareholder approval is required by applicable law, rule or regulation, including any rule of the Nasdaq Stock Market or any other stock exchange on which the Common Shares are then traded, or (ii) such amendment seeks to modify the Non-Employee Director compensation limits set forth in Section 1.4 or the prohibition on repricings set forth in Section 2.4; provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

5.3                               Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, executed or electronically accepted by the recipient of such award. Upon such execution or acceptance and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4                               Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder or pursuant to a domestic relations order, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5                               Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any Common Shares or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes that may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole Common Shares that would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash that would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means (or by other means that the Committee deems appropriate): (A) a cash payment or delivery of cash equivalents to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole Common Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole Common Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to  satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Common Shares to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect and is permissible under applicable tax withholding rules). Any fraction of a Common Share that would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6                               Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Common Shares subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Common Shares delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7                               Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of Common Shares to  change, such as a share dividend, share split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Share Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Award (including the number and class of securities subject thereto, if applicable), shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.8                               Change in Control.

(a)                                 Actions Permitted. Subject to the terms of the applicable Agreements, in the event of a “Change in Control,” the Committee, as constituted prior to the Change in Control and acting in its sole discretion, may effect one or more of the following alternatives, which may vary among individual holders and which may vary among awards held by an individual holder:

(1)                                 require that (i) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the Restriction Period applicable to some or all outstanding Share Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (iv) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;

(2)                                 require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the Common Shares subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or

(3)                                 require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (i) a cash payment in an amount equal to (A) in the case of an option or an SAR, the aggregate number of Common Shares then subject to the portion of such option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a Common Share as of the date of the Change in Control, over the purchase price or base price per Common Share subject to such option or SAR, (B) in the case of a Share Award or a Performance Award denominated in Common Shares, the number of Common Shares then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section

5.8(a)(1), whether or not vested, multiplied by the Fair Market Value of a Common Share as of the date of the Change in Control, and (C) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(1); (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.

(b)                                 Change in Control. For purposes of this Plan, a “Change in Control” means the occurrence of any of the following events:

(1)         During any 12-month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason (other than in connection with a Non-Qualifying Transaction as defined in paragraph (3)) to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(2)         Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”) and such beneficial ownership interest exceeds that held by CMIG International Holding Pte. Ltd. or any of its Affiliates (“CMIG”); provided, however, that the event described in this paragraph (2) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Subsidiary; (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities; (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (3), (v) by any person of Company Voting Securities from the Company, if a majority of the Incumbent Directors approves in advance the acquisition of beneficial ownership of 50% or more of Company Voting Securities by such person or (vi) by CMIG;

(3)         The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination; and (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and such beneficial ownership interest exceeds that held by CMIG (any Business Combination which satisfies all the criteria specified in (i) and (ii) above shall be deemed to be a “Non-Qualifying Transaction”); or

(4)         The consummation of a sale of all or substantially all the Company’s assets or the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

In addition, for purposes of this Section 5.8(b) and except as otherwise provided in an Agreement, “Company” includes (x) the Company, (y) the entity for whom a participant performs the services for which an award is granted, and (z) an entity that is a shareholder owning more than 50% of the total fair market value and total voting power of the Company (a “Majority Shareholder”) or the entity identified in clause (y) above, or any entity in a chain of entities in which each entity is a Majority Shareholder of another entity in the chain, ending in the Company or the entity identified in clause (y) above.

5.9                               Code Section 280G.

(a)                                 Overview. Unless otherwise provided in an applicable Agreement, if it is determined that any award paid or payable under this Plan to a participant would give rise to liability of the participant for the excise tax imposed by Section 4999 of Code or any successor provision (the “Excise Tax”), then the amount payable to the participant (the total value of such amounts, the “Payments”) shall be reduced by the Company to the extent necessary so that no portion of the Payments is subject to the Excise Tax; provided, however, such reduction shall be made only if it results in the participant retaining a greater amount of Payments on an after-tax basis (taking into account the Excise Tax and applicable federal, state, and local income and payroll taxes). In the event Payments are required to be reduced pursuant to this Section 5.9(a), then they shall be reduced in the following order of priority in a manner consistent with Section 409A of the Code: (i) first from cash-settled awards; (ii) next from equity-settled awards, with awards having later settlement dates being reduced first; and (iii) in the case of equity-settled awards having the same settled dates, pro-rata amongst all such awards.

(b)                                 Calculation. The Committee shall, in its sole discretion, choose an independent public accounting firm or professional consulting services provider of national reputation and experience (the “Accountants”) to make in writing in good faith all calculations and determinations under this Section 5.9 including the assumptions to be used in arriving at any calculations. For purposes of making the calculations and determinations under this Section 5.9, the Accountants may make reasonable assumptions and approximations concerning the application of Sections 280G and 4999 of the Code. The Company shall furnish to the Accountants information and documents as the Accountants may reasonably request to make the calculations and determinations under this Section 5.9 and shall bear all costs the Accountants incur in connection with any calculations contemplated hereby.

5.10                        Deferrals. The Committee may determine that the delivery of Common Shares or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Sections 409A and 457 of the Code.

5.11                        No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company or any Affiliate or affect in any manner the right of the Company or any Affiliate to terminate the employment or service of any person at any time without liability hereunder.

5.12                        Rights as Shareholder. No person shall have any right as a shareholder of the Company with respect to any Common Shares or other equity security of the Company that is subject to an award hereunder unless and until such person becomes a shareholder of record with respect to such Common Shares or equity security.

5.13                        Designation of Beneficiary. To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.14                        Awards Subject to Clawback. The awards granted under this Plan and any cash payment or Common Shares delivered pursuant to such an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Agreement or any clawback or recoupment policy that the Company may adopt from time to time, including without limitation any such policy that the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

5.15                        Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States and/or Bermuda, shall be governed by the laws of New York and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.16                        Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

5.17                        Severability and Reformation. If any provision of this Plan or any award is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or award, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of this Plan and any such award shall remain in full force and effect.

5.18                        Unfunded Status of Awards; No Trust of Fund Created. This Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither this Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an award, such right shall be no greater than the right of any general unsecured creditors of the Company or such Affiliate.